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                                                                EXHIBIT 10.1.1

                           NORCAL WASTE SYSTEMS, INC.

                         EMPLOYEE STOCK OWNERSHIP PLAN

                Amendment No. 5 to the Amended and Restated Plan

        WHEREAS, Norcal Waste Systems, Inc. (the "Company") maintains the Norcal Waste Systems, Inc. Employee Stock Ownership Plan (the "Plan") on behalf of certain Eligible Employees of the Company and its Affiliates; and

        WHEREAS, it is desirable to amend the Plan to provide for domestic partner benefits;

        NOW, THEREFORE, the Plan is hereby amended, effective as of October 1, 1996, by adding the following subsection (i) at the end of Section 16 thereof:

        (i) Domestic Partners. The Committee shall administer the Plan so as to treat a Participant's "Domestic Partner" as his spouse for all purposes under the Plan. "Domestic Partner" shall mean any person who has registered a domestic partnership with a governmental body pursuant to state or local law authorizing such registration. The Committee may require evidence of such registration as a condition of recognizing such "Domestic Partner" status.

                To record the adoption of this Amendment No. 5 to the amended and restated Plan, the Company and the


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Administrative Committee have caused it to be executed on this 30th day of
January, 1997.

NORCAL WASTE SYSTEMS, INC.               ADMINISTRATIVE COMMITTEE OF
                                         THE NORCAL WASTE SYSTEMS, INC.
                                         EMPLOYEE STOCK OWNERSHIP PLAN

By /s/ Michael J. Sangiacomo             By /s/ Mark B. Lomele
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By /s/ Roxanne L. Frye
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